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EXHIBIT 11.1 COMPUTATION OF NET INCOME PER SHARE

                          FIRST ALLIANCE CORPORATION
                      COMPUTATION OF NET INCOME PER SHARE
                    FOR THE QUARTERS AND NINE MONTHS ENDED
                          SEPTEMBER 30, 1996 AND 1995
               (Dollars in thousands except per share amounts)

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                                                                              For the Quarter              For the Nine Months
                                                                             Ended September 30,            Ended September 30,
                                                                           ------------------------     ------------------------
                                                                              1996          1995           1996           1995
                                                                           ----------    ----------     -----------     ----------
DATA AS TO EARNINGS - Net Income.........................................  $    8,633    $    1,370     $    25,542     $   12,250
                                                                           ===========   ===========    ===========     ==========
DATA AS TO NUMBER OF COMMON AND COMMON EQUIVALENT
 SHARES - PRIMARY NET INCOME PER SHARE
 Weighted average number of shares outstanding
  Class A and Class B Common Stock.......................................   13,601,359    10,750,000     11,707,391      10,750,000
 Reduction of outstanding shares assuming average balance of deferred stock compensation plus tax benefits credited to capital on assumed exercise used as proceeds invested in treasury stock (at average
  market prices during each period)......................................      (79,922)      (99,593)       (92,292)        (99,593)
 Common equivalent shares assuming issuance of shares represented by outstanding stock options:
  Additional shares assumed to be issued.................................      385,298                      129,371
  Reduction of such additional shares assuming proceeds plus tax benefits credited to capital on assumed exercise invested in treasury stock
  (at average market prices during each period)..........................     (343,844)                     (124,053)

 Weighted average number of common and common equivalent                   -----------    ----------     -----------    -----------
  shares outstanding.....................................................   13,562,891    10,650,407      11,620,417     10,650,407
                                                                           ===========    ==========     ===========    ===========
 PRIMARY NET INCOME PER SHARE............................................  $      0.64    $     0.13     $      2.20    $      1.15
                                                                           ===========    ==========     ===========    ===========


DATA AS TO NUMBER OF COMMON AND COMMON EQUIVALENT
  SHARES - FULLY DILUTED NET INCOME PER SHARE:
  Weighted average number of shares outstanding
   Class A and Class B Common Stock......................................   13,601,359    10,750,000      11,707,391     10,750,000
  Reduction of outstanding shares assuming ending balance of deferred stock compensation plus tax benefits credited to capital on assumed exercise used as proceeds invested in treasury stock (at market
   prices at the end of each period).....................................      (62,584)      (99,593)        (62,584)       (99,593)
  Common equivalent shares assuming issuance of shares represented by outstanding stock options:
   Additional shares assumed to be issued................................      385,298                       129,731
   Reduction of such additional shares assuming proceeds plus tax benefits credited to capital on assumed exercise invested in
   treasury  stock (at market prices at the end of each period)..........     (329,729)                     (110,712)
                                                                           -----------    ----------      ----------     ----------
  Weighted average number of common and common equivalent
   shares outstanding....................................................   13,594,344     10,650,407      11,663,466    10,650,407)
                                                                           ===========    ===========     ===========   ===========
  FULLY DILUTED NET INCOME PER SHARE.....................................  $      0.64    $      0.13     $      2.19   $      1.15
                                                                           ===========    ===========     ===========   ===========

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Reference is made to ITEM 1. FINANCIAL STATEMENTS: Notes to Consolidated
Financial Statements - Note 1